Exhibit 21.1


                 CONSOLIDATED SUBSIDIARIES OF TEREX CORPORATION

Name of Subsidiary                                 Jurisdiction of Incorporation

American Crane International B.V.                     The Netherlands
The American Crane Corporation                         North Carolina
BCP Construction Products, Inc.                              Delaware
Brimont S.A.                                                   France
Bucyrus Construction Products, Inc.                          Delaware
Holland Lift International B.V.                       The Netherlands
IMACO Blackwood Hodge Group Limited                    United Kingdom
IMACO Blackwood Hodge Limited                          United Kingdom
IMACO Construction Equipment Limited                   United Kingdom
IMACO Trading Limited                                  United Kingdom
International Machinery Company Limited                United Kingdom
Koehring Cranes, Inc.                                        Delaware
 (including Mark Industries, a division)
New Terex Holdings Corporation                               Delaware
New Terex Holdings UK Limited                          United Kingdom
NGW Supplies Limited                                   United Kingdom
O & K Mining GmbH                                             Germany
O & K Orenstein & Koppel Limited                       United Kingdom
O & K Orenstein & Koppel, Inc.                               Delaware
O & K Orenstein & Koppel (South Africa)                  South Africa
  (Proprietary) Limited
O & K Orenstein & Koppel, Inc.                                 Canada
Orenstein & Koppel Australia Pty Ltd.                       Australia
O & K Far East Pte. Ltd.                                    Singapore
Payhauler Corp.                                              Illinois
Picadilly Maschinenhandels GmbH & Co. KG                      Germany
PPM Cranes, Inc.                                             Delaware
PPM S.A.                                                       France
  Brimont Engins (division)
PPM S.p.A.                                                      Italy
PPM Deutschland GmbH                                          Germany
PPM Far East Ltd.                                           Singapore
Progressive Components, Inc.                                 Illinois
Simon Cella, S.r.l.                                             Italy
Sim-Tech Management Limited                                 Hong Kong
Simon-Tomen Engineering Co., Ltd.                               Japan
Terex Aerials, Inc.                                         Wisconsin
Terex Aerials Limited                                         Ireland
Terex Atlantico, Inc.                                    Pennsylvania
Terex Aviation Ground Equipment, Inc.                        Delaware
Terex Cranes, Inc.                                           Delaware
Terex Cranes Pty. Ltd.                                      Australia

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Name of Subsidiary                                Jurisdiction of Incorporation

Terex Credit Corporation                                     Delaware
Terex Equipment Limited                                United Kingdom
Terex International Exports, Inc.                            Delaware
Terex Material Handling Corp.                                Kentucky
Terex Mining Equipment, Inc.                                 Delaware
Terex-RO Corporation                                           Kansas
Terex-Telelect, Inc.                                         Delaware
Terex West Coast, Inc.                                   South Dakota
Terex of Western Michigan, Inc.                              Michigan
Tower Cranes, Inc.                                           New York
Unit Rig (Canada) Ltd.                                       Delaware